Exhibit 10.2

                                    INCENTIVE
                             STOCK OPTION AGREEMENT


     This Option Agreement (the "Agreement") is made as of the ____ day of ______________, 200_, between Mueller Industries, Inc., a Delaware corporation (the "Company"), and _______________ (the "Optionee").

     WHEREAS, pursuant to the Plan (as defined below), the Company desires to afford the Optionee the opportunity to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

     NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Mueller Industries, Inc. 2002 Stock Option Plan (the "Plan"). The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

     2. Grant of Options. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to, but not exceeding in the aggregate, ________shares of Common Stock, on the terms and conditions herein set forth.

     3. Purchase Price. The purchase price of each share of Common Stock covered by the Option shall be $_______ (the "Purchase Price").

     4. Term of Options. The term of the Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in Section 6 hereof.

     5. Vesting of Options. The Option, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable with respect to the shares of Common Stock in accordance with the following installments:
[vesting to be determined]; provided that, with respect to each such installment, the Optionee has remained in continuous employment with the Company from the date hereof through the date such installment is designated to vest.

     Notwithstanding the vesting schedule set forth above, in the event of a "Change of Control" (as defined below), any options hereby granted that were not at the time of such "Change of Control" exercised, shall become immediately exercisable with respect to all shares of Stock granted hereunder that remain unexercised.


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     "Change in Control" shall, for the purposes of this Agreement, unless the
Board otherwise directs by resolution adopted prior thereto, be deemed to occur if:

     (i) Any person, entity or group (within the meaning of Section 13(d) of 14(d) of the Securities Exchange Act of 1934, is amended), and/or its affiliates, becomes, directly or indirectly, by way of merger, consolidation or other business combination, or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the capital stock of the Company entitled to more than 50% of the aggregate votes represented by the capital stock of all classes of common stock of the Company entitled to vote generally in the election of directors ("Outstanding Voting Securities"); provided, however, that the following acquisitions will not constitute a Change in Control: (i) any acquisition by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary and (ii) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A) and (B) of clause (iii) of this definition are satisfied.

     (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, will be considered as though such individual were a member of the Incumbent Board; or

     (iii) The occurrence of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Voting Securities, and (B) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

     (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company, as applicable, or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership immediately prior to such sale or other disposition, of the Outstanding Voting Securities, and (2) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; provided, however, that no transaction resulting in the disposition of one or more subsidiaries or other business units of the Company will be treated as substantially all of the assets of the Company unless the assets so disposed of comprise more than 70% of all corporate assets.

     6. Termination of Employment. In the event the Optionee's employment with the Company is terminated for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Code), the Option shall immediately lapse as of the date of such termination whether or not exercisable on such date. In the event the Optionee's employment with the Company is terminated by reason of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), the Option shall remain exercisable for a period of up to twelve months after termination of employment, to the extent exercisable at the time of termination of employment, and shall lapse as to any shares of Common Stock for which it has yet to become exercisable as of the date of such termination of employment.

     7. No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of an Option until the date of issuance to the Optionee of a certificate evidencing such shares of Common Stock. No adjustments, other than as provided in Section 7 of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such shares of Common Stock is issued.

     8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Secretary of the Company at the Company's principal executive offices. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall either:

     (a) be accompanied by payment in full of the Purchase Price for such shares of Common Stock; or

     (b) fix a date, not less than five (5) nor more than ten (10) business days from the date such notice shall be delivered to the Company, for the payment in full of the Purchase Price for such shares of Common Stock.

     Payment of such Purchase Price shall be made in United States dollars by payable to the order of the Company. Subject to such procedures and rules as may be adopted from time to time by the Committee, the Optionee may also pay such Purchase Price by (i) tendering to the Company shares of Common Stock (held by the Optionee for at least six months prior to such delivery) with an aggregate Fair Market Value on the date of exercise equal to such Purchase Price, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell shares of Common Stock and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for shares of Common Stock as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non assessable.

     9. Income Tax Withholding. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of the Option and the issuance of the shares of Common Stock, including, but not limited to, retaining shares of Common Stock otherwise to be delivered upon exercise, deducting the amount of any such withholding taxes from any other amount then or thereafter payable by the Company, or any Subsidiary, to the Optionee, or requiring the Optionee, or the beneficiary or legal representative of the Optionee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

     10. Non-Transferability. Unless otherwise determined by the Committee, this Option is not assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

     11. Further Conditions to Exercise.

     (a.) The obligation of the Company to issue shares of Common Stock pursuant to the exercise of the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any of the provisions hereof, the Optionee may not exercise the Option, and the Company will be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to the exercise of any Option unless such exercise, offer or sale shall be properly registered pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall use reasonable efforts to register the offer or sale of shares of Common Stock underlying the Option pursuant to the Securities Act and to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority. If the shares of Common Stock offered for sale or sold under any Option are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (b.) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Common Stock subject to the Option which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of

Common Stock of the Company either upon exercise of the Option or shares of Common Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.

     (c.) For purposes of this Agreement, the term "Cause" shall mean (i) Optionee's continued failure to substantially perform his employment duties,
(ii) the engaging by Optionee in willful misconduct injurious to the Company, or
(iii) the commission by the Optionee of an act of moral turpitude which is punishable as a felony. For purposes of this Agreement, the term "Noncompetitive Action" shall mean (i) the Optionee's taking action which would, assuming Optionee were a party to the Company's standard Employee Confidentiality and Non-Solicitation Agreement, violate the terms of such agreement (whether or not Optionee has actually executed such agreement), or (ii) engaging by the Optionee in willful conduct which benefits a direct competitor of the Company or is demonstrably injurious to the Company.

     (d.) If the Optionee employment with the Company is terminated for "Cause" (as defined herein), then to the extent the Optionee exercised any Options within the six month period preceding such termination, the Optionee will be required to repay to the Company (and the Optionee agrees to repay as a condition of exercise) the difference between (a) the average of the high and low selling prices of the Common Stock on the exercise date and (b) the exercise price per share, multiplied by the number of shares for which the Option was exercised.

     The 2002 Stock Option Plan Committee (the "Committee") will determine whether an Optionee's employment is terminated for Cause. However, the Committee, in its discretion, may choose not to enforce the foregoing provisions in the case of any particular Optionee.

     (e.) If the Optionee employment with the Company is terminated for any reason other than Cause, and within the following six months the Optionee engages in Noncompetitive Action, then to the extent the Optionee exercised any Options within the period which began six month prior to the Optionee's termination of employment and which ends on the date that such person engages in the Noncompetitive Action, the Optionee will be required to repay to the Company (and the Optionee agrees to repay as a condition of exercise) the difference between (a) the average of the high and low selling prices of the Common Stock on the exercise date and (b) the exercise price per share, multiplied by the number of shares for which the Option was exercised.

     The Committee will determine whether an Optionee has engaged in a Noncompetitive Action. However, the Committee, in its discretion, may choose not to enforce the foregoing provisions in the case of any particular Optionee.

     12. Incentive Stock Option. The Option granted hereunder is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State.

     15. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                  MUELLER INDUSTRIES, INC.



                                  By:
                                       -----------------------------------------
                                       Name:  William D. O'Hagan
                                       Title: Chief Executive Officer



                                  OPTIONEE


                                  ----------------------------------------------
                                   Name: